UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 18, 2013

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Georgia Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
See MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “PSC Matters - Georgia Power - Rate Plans” of The Southern Company (“Southern”) and MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “PSC Matters - Rate Plans” of Georgia Power Company (“Georgia Power”) in Item 7 and Note 3 to the financial statements of Southern under “Retail Regulatory Matters - Georgia Power - Rate Plans” and of Georgia Power under “Retail Regulatory Matters - Rate Plans” in Item 8 of each company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “Annual Report”) for information regarding Georgia Power’s current retail rate plan. See also MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “PSC Matters - Georgia Power - Rate Plans” of Southern and MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “PSC Matters - Rate Plans” of Georgia Power and Note (B) to the Condensed Financial Statements under “Retail Regulatory Matters - Georgia Power - Rate Plans” in each company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 for information regarding Georgia Power’s base rate case filed with the Georgia Public Service Commission (“PSC”) on June 28, 2013 (the “2013 Rate Case”) and the related hearings and testimony.
On November 18, 2013, Georgia Power and the Georgia PSC’s Public Interest Advocacy Staff (collectively, the “Stipulating Parties”) reached a settlement agreement (the “Settlement Agreement”) for an Alternate Rate Plan that, if approved by the Georgia PSC, would become effective January 1, 2014 and would continue through December 31, 2016 (the “2013 ARP”). Under the terms of the Settlement Agreement, effective January 1, 2014, Georgia Power would (1) increase its traditional base tariff rates by approximately $79.5 million; (2) collect an additional $25.1 million through its Environmental Compliance Cost Recovery (“ECCR”) tariff; (3) collect an additional $1.5 million through its Demand-Side Management (“DSM”) tariff; and (4) collect an additional $3.9 million through the Municipal Franchise Fee (“MFF”) tariff, for a total increase in base revenues of approximately $110.0 million.
Under the terms of the Settlement Agreement, the following additional rate adjustments would be made to Georgia Power’s tariffs in 2015 and 2016 based on annual compliance filings to be made at least 90 days prior to the effective date of the tariffs:

•
Effective January 1, 2015 and 2016, the traditional base tariff rates would increase by an estimated $101.4 million and $36.3 million, respectively, to recover additional generation capacity-related costs;

•	Effective January 1, 2015 and 2016, the ECCR tariff would increase by an estimated $75.7 million and $131.0 million, respectively, to recover additional environmental compliance costs;

•	Effective January 1, 2015, the DSM tariff would increase by an estimated $5.7 million and decrease by an estimated $1.2 million effective January 1, 2016; and

•	The MFF tariff would increase consistent with these adjustments.
Georgia Power currently estimates these adjustments would result in base revenue increases of approximately $186.8 million in 2015 and $169.8 million in 2016. The estimated traditional base tariff rate increases for 2015 and 2016 do not include additional Qualifying Facility (“QF”) power purchase agreement (“PPA”) expenses; however, compliance filings will include QF PPA expenses for those facilities that are projected to provide capacity to Georgia Power during the following year.

Under the Settlement Agreement, Georgia Power’s retail return on common equity (“ROE”) would be set at 10.95%, and earnings would be evaluated against a retail ROE range of 10.00% to 12.00%. Two-thirds of any earnings above 12.00% would be directly refunded to customers, with the remaining one-third retained by Georgia Power.  There would be no recovery of any earnings shortfall below 10.00% on an actual basis.  However, if at any time during the term of the 2013 ARP, Georgia Power projected that its retail earnings will be below 10.00% for any calendar year, it may petition the Georgia PSC for implementation of the Interim Cost Recovery (“ICR”) tariff that would be used to adjust Georgia Power’s earnings back to a 10.00% ROE.  The Georgia PSC would have 90 days to rule on Georgia Power’s request.  The ICR tariff would expire at the earlier of January 1, 2017 or the end of the calendar year in which the ICR tariff becomes effective.  In lieu of requesting implementation of an ICR tariff, or if the Georgia PSC chooses not to implement the ICR tariff, Georgia Power may file a full rate case.
While the Stipulating Parties are seeking support of the Settlement Agreement from all parties in the matter, the 2013 Rate Case will continue on its current schedule. Hearings on the rebuttal testimony of Georgia Power are scheduled to begin November 25, 2013, with a vote by the Georgia PSC scheduled for December 17, 2013. Any agreement with respect to the 2013 Rate Case must be approved by the Georgia PSC. Accordingly, the terms of the Settlement Agreement are subject to change and the terms of any final agreement approved by the Georgia PSC may differ materially from the terms of the Settlement Agreement.  The ultimate outcome of this matter cannot be determined at this time.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the 2013 Rate Case, the Settlement Agreement, and the 2013 ARP. Southern and Georgia Power caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern and Georgia Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in each company’s Annual Report, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms, the 2013 Rate Case, the Settlement Agreement, and the 2013 ARP; the impact of recent and future federal and state regulatory changes, environmental laws including regulation of water, coal combustion byproducts, and emissions of sulfur, nitrogen, carbon, soot, particulate matter, hazardous air pollutants, including mercury, and other substances, and also changes in tax and other laws and regulations to which Georgia Power is subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries, including the pending Environmental Protection Agency civil action against Georgia Power, Federal Energy Regulatory Commission matters, and Internal Revenue Service and state tax audits; the effects, extent, and timing of the entry of additional competition in the markets in which Georgia Power operates; variations in demand for electricity, including those relating to weather, the general economy and recovery from the recent recession, population and business growth (and declines), the effects of energy conservation measures, and any potential economic impacts resulting from federal fiscal decisions; available sources and costs of fuels; effects of inflation; ability to control costs and avoid cost overruns during the development and construction of facilities, including the development and construction of facilities with designs that have not been finalized or previously constructed, to construct facilities in accordance with the requirements of permits and licenses, and to satisfy any operational and environmental performance standards, including the requirements of tax credits and other incentives; investment performance of Southern’s employee and retiree benefit plans and Georgia Power’s nuclear decommissioning trust funds; advances in technology; regulatory approvals and actions related to the Plant Vogtle expansion, including Georgia PSC approvals, Nuclear Regulatory Commission actions, and potential U.S. Department of Energy loan guarantees; the inherent risks involved in operating and constructing nuclear generating facilities, including environmental, health, regulatory, natural disaster, terrorism, and financial risks; the ability of counterparties of Georgia Power to make payments as and when due and to perform as required; the ability to obtain new short- and long-term contracts with wholesale customers; the direct or indirect effect on Georgia Power’s business resulting from terrorist incidents and the threat of terrorist incidents, including cyber intrusion; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern’s and Georgia Power’s credit ratings; the impacts of any potential U.S. credit rating downgrade or other sovereign financial issues, including impacts on interest rates, access to capital markets, impacts on currency exchange rates, counterparty performance, and the economy in general, as well as potential impacts on the availability or benefits of proposed U.S. Department of Energy loan guarantees; the ability of Georgia Power to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, hurricanes, droughts, pandemic health events such as influenzas, or other similar occurrences; the direct or indirect effects on Georgia Power’s business resulting from incidents affecting the U.S. electric grid or operation of generating resources; and the effect of accounting pronouncements issued periodically by standard setting bodies. Southern and Georgia Power expressly disclaim any obligation to update any forward-looking information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2013	THE SOUTHERN COMPANY

	By:	/s/Melissa K. Caen
Melissa K. Caen Secretary

GEORGIA POWER COMPANY

	By:	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary